Calculation of Filing Fee Tables
S-1
Semnur Pharmaceuticals, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	Other	8,760,000	$ 11.50	$ 100,740,000.00	0.0001381	$ 13,912.19
Fees to be Paid	2	Equity	Common Stock, par value $0.0001 per share	457(a)	203,737,349	$ 9.00	$ 1,833,636,141.00	0.0001381	$ 253,225.15
Fees to be Paid	3	Equity	Warrants to purchase common stock at an exercise price of $11.50 per share	Other	510,000	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,934,376,141.00		$ 267,137.34
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 267,137.34
Offering Note
[1]	A. Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. B. Consists of 8,760,000 shares of common stock, par value $0.0001 per share (the "Common Stock") of Semnur Pharmaceuticals, Inc. a Delaware corporation (the "Company"), issuable upon the exercise of (i) 510,000 Private Warrants (as defined in this registration statement) by the holders thereof and (ii) 8,250,000 Public Warrants (as defined in this registration statement) by the holders thereof. C. The price per share is based upon the exercise price per Private Warrant and per Public Warrant of $11.50 per share.

[2]	A. Consists of 203,737,349 shares of Common Stock registered for resale by the Selling Securityholders named in this registration statement, including (i) 2,072,500 Sponsor Shares (as defined in this registration statement); (ii) 188,554,849 Scilex Shares (as defined in this registration statement); (iii) 510,000 shares of Common Stock issuable upon the exercise of Private Warrants; (iv) 100,000 Underwriter Shares (as defined in this registration statement); and (v) 12,500,000 Biconomy Shares (as defined in this registration statement). B. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the last sale price reported for the Common Stock on the OTC Markets on October 17, 2025 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission).

[3]	Represents the resale of 510,000 Private Warrants. In accordance with Rule 457(g), the entire registration fee for the Warrants is allocated to the shares of Common Stock underlying the Warrants, and no separate fee is payable for the Warrants.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A